UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 8, 2006
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                                 SyntheMed, Inc.
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             (Exact name of Registrant as Specified in its Charter)



          Delaware                    0-20580              14-1745197
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(State or Other Jurisdiction  (Commission file Number)   (IRS Employer
     of Incorporation)                                 Identification No.)

          Po Box 219, Little Silver, New Jersey              07739
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         (Address of Principal Executive Offices)          (Zip Code)


        Registrant's telephone number, including area code (732) 728-1769
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

      On May 8, 2006, our Board of Directors modified the existing arrangements for compensation of our non-employee directors by reducing the annual stock option component and adjusting the annual cash component from a per meeting fee to a fixed quarterly fee. Under the new arrangement, each of our non-employee directors shall be entitled to receive, as full compensation for service as a director, including service on any committee of the Board of Directors:

      o A cash payment of $2,500 per calendar quarter, commencing with the quarter beginning April 1, 2006; and
      o An annual option grant under our existing option plan(s) to purchase 65,000 shares of common stock, plus an annual option grant to purchase an additional 10,000 shares of common stock for each chairmanship of the full Board or committee thereof. The options, which the Board shall endeavor to grant at each annual meeting of the Board of Directors, shall have an exercise price equal to the fair market value on the date of grant, shall be vested in full immediately upon grant and shall expire ten years from the grant date.

      We shall continue to reimburse all directors, including employee directors, for reasonable expenses incurred by them in acting as a director or as a member of any committee of the Board.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SyntheMed, Inc.


Date:  May 12, 2006                          By:          /s/ Robert P. Hickey
                                                --------------------------------
                                                          Robert P. Hickey
                                                          President, CEO and CFO

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